EXHIBIT 21.1

     PHAST Corporation         Incorporated in Delaware, U.S.        Dba PHAST Corporation

     Axcess Technology Ltd.    Incorporated in the United Kingdom    Dba Axcess Technology Ltd.















                                                                           F-20